UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2010

ThermoEnergy Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-46104-FW	71-00659511
(Commission File Number)	(IRS Employer Identification No.)

124 West Capitol Avenue, Suite 880, Little Rock, Arkansas	72201
(Address of principal executive offices)	(Zip Code)

(501) 376-6477
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.        Changes in Registrant’s Certifying Accountant.

On April 12, 2010, we engaged CCR LLP ("CCR") as our principal independent accountants to audit our financial statements, replacing Kemp & Company, a Professional Association ("Kemp"), who were dismissed as our principal independent accountants on the same day.  We are making this change primarily because we have relocated our financial operations from Little Rock, Arkansas to Worcester, Massachusetts. CCR is a regional firm with headquarters in Westborough, Massachusetts which can provide local support on a timely basis, while Kemp does not maintain offices outside of Little Rock, Arkansas.

The change was approved by the Audit Committee of our Board of Directors.

During our two most recent fiscal years and during the subsequent interim period, we did not consult with CCR regarding any matter, including without limitation (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on our consolidated financial statements or (iii) any matter that was either the subject of a disagreement (as defined in Item 304, paragraph (a)(1)(iv) of Regulation S-K and the instructions related to such Item 304) with Kemp or a reportable event (as defined in paragraph (a)(1)(v) of such Item 304).

Kemp's reports on our financial statements for the fiscal years ended December 31, 2008 and 2009 did not contain any adverse opinion or disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principles, except that Kemp’s reports on our financial statements for both fiscal years contained explanatory paragraphs describing conditions that raised substantial doubt about our ability to continue as a going concern.

During our two most recent fiscal years and during the subsequent interim period, there were no disagreements between us and Kemp on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements, if not resolved to Kemp’s satisfaction, would have caused Kemp to make reference to the subject matter of such disagreements in its report, except that, with respect to the fiscal year ended December 31, 2008, the following disagreements arose:

(i)         Payroll tax adjustments:  Our prior Chief Financial Officer did not agree with Kemp’s estimated adjustment for penalties and interest with respect to unpaid payroll taxes.  Following termination of our prior Chief Financial Officer’s employment, our interim Chief Financial Officer and our Board of Directors discussed the matter with Kemp and the matter was resolved to Kemp’s satisfaction;

(ii)         Debt covenant violations:  Our prior Chief Financial Officer would not agree to classify our Convertible Promissory Note to The Quercus Trust in the original principal amount of $2,000,000 as in default at December 31, 2008 due to the violation of certain covenants relating to unpaid payroll taxes and the non-disclosure of such violations.  Following termination of our prior Chief Financial Officer’s employment, our interim Chief Financial Officer and the Audit Committee of our Board of Directors discussed the matter with Kemp and the matter was resolved to Kemp’s satisfaction; and

(iii)         Failure to provide requested audit information:  Our prior Chief Financial Officer refused to provide critical audit documentation to Kemp.  Following termination of our prior Chief Financial Officer’s employment, our interim Chief Financial Officer and the Audit Committee of our Board of Directors discussed the matter with Kemp, our interim Chief Financial Officer provided all of the requested information to Kemp, and the matter was resolved to Kemp’s satisfaction.

We have authorized Kemp to respond fully to CCR concerning all of the foregoing disagreements.

In connection with its audits of our financial statements for the fiscal years ended December 31, 2008 and 2009, Kemp advised us of certain matters involving our internal controls over financial reporting that Kemp considered to be material weaknesses.  Our Audit Committee discussed such matters with Kemp and we have undertaken efforts to correct the deficiencies in internal controls identified by Kemp.  We have authorized Kemp to respond fully to CCR concerning such matters.

We have requested Kemp to provide us with a letter addressed to the Commission stating whether it agrees or disagrees with the statements contained herein and that letter is included as Exhibit 16 hereto.

Item 9.01.        Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

16	Letter of Kemp & Company, a Professional Association, dated April 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2010

THERMOENERGY CORPORATION (Registrant)

By:	/s/ Teodor Klowan, Jr.
Name: Teodor Klowan, Jr.
Title: Executive Vice President and Chief Financial Officer